Exhibit 10.2

AMENDMENT NO. 1 & CONSENT

     THIS AMENDMENT NO. 1 & CONSENT dated as of September 22, 2003 (this “Amendment”) of the Credit Agreement referenced below is by and among BIORELIANCE CORPORATION, a Delaware corporation (“BioReliance”), BIORELIANCE (GLASGOW) LIMITED, a Scottish private limited company (the “Foreign Borrower”; together with BioReliance, the “Borrowers”), the Guarantors and Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent, Security Trustee and L/C Issuer. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

     WHEREAS, a $60 million revolving credit and term loan facility has been established in favor of the Borrowers pursuant to the terms of that Credit Agreement dated as of August 12, 2003 (as amended and modified, the “Credit Agreement”) among the Borrowers, the Guarantors and Lenders party thereto and Bank of America, N.A., as Administrative Agent, Security Trustee and L/C Issuer;

     WHEREAS, the parties hereto have agreed to certain modifications to the Credit Agreement on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     SECTION 1 Amendments to the Credit Agreement. The Credit Agreement is hereby amended in the following respects:

     1.1 Each of the cover page and the introductory paragraph is amended by replacing the reference to “BIORELIANCE (GLASGOW) LTD.” with “BIORELIANCE (GLASGOW) LIMITED” and the signature page to the Credit Agreement executed by the Foreign Borrower is replaced with a corrected signature page for the Foreign Borrower in the form attached as Schedule 1.1 hereto.

     1.2 Each of the following definitions in Section 1.01 (Defined Terms) is amended and replaced in its entirety to read as follows:

“BUKH” means BioReliance UK Holdings Limited, a Scottish private limited company and Wholly Owned Subsidiary of BioReliance Acquisitions, Inc.

“Q-One” means Q-One Biotech Group Limited, a Scottish private limited company.

     1.3 Section 5.02 (Conditions Precedent to the Initial Credit Extensions) is amended as follows:

(a) Subsection (p) is amended by inserting a comma and deleting the word “and” immediately prior to the reference to “8.03” and by adding “and 8.04 (Fundamental Changes)” at the end thereof;

(b) Each of subsections (a) and (b) of Section 5.02 is amended and replaced in its entirety to read as follows:

(a) Joinder Agreements. Receipt by the Administrative Agent of duly executed counterparts of the Joinder Agreements of (i) BUKH joining such Person as a Domestic Guarantor and (ii) BUKS joining such Person as a Foreign Guarantor.

(b) Other Credit Documents. Receipt by the Administrative Agent of duly executed counterparts of each of the Notes, the Domestic Security Agreement, the Domestic Pledge Agreement, each Foreign Security Agreement and each Foreign Pledge Agreement required to be delivered as of the Initial Funding Date, and each other document required to be delivered as of the Initial Funding Date in connection with any of the foregoing (provided each such document or agreement governed by Scottish law shall be an executed original rather than executed original counterparts).

(c) Each of subsections (i) and (ii) of Section 5.02(e) is amended and replaced in its entirety to read as follows:

(i) consolidated financial statements of the Consolidated Group for the fiscal years ended December 31, 2000, 2001 and 2002, including balance sheets and income and cash flow statements, prepared in conformity with GAAP and audited by independent public accountants of recognized national standing (the “BioReliance Financial Statements”);

(ii) consolidated financial statements of Q-One and its Subsidiaries for the fiscal years ended March 31, 2001, 2002 and 2003, including balance sheets and income and cash flow statements, prepared in conformity with UK GAAP and audited by independent public accountants of recognized standing reasonably acceptable to the Administrative Agent (the “Q-One Financial Statements”);

(d) Subsection (n) is amended and replaced in its entirety to read as follows:

(n) [Intentionally omitted.]

     1.4 Each of Section 6.05 (Financial Statements) and Section 7.01 (Financial Statements) is amended by deleting each reference to the phrase “and consolidating” therein.

     1.5 Section 6.19 (Business Locations) is amended by deleting the phrase “located in the United States” therein.

     1.6 Subsection (b) of Section 7.13 (Pledged Capital Stock) is amended by inserting the phrase “subject to Section 7.18(b)” at the beginning of clause (iii) thereof.

     1.7 Section 7.18 (Post-Funding Deliveries) is amended and replaced in its entirety to read as follows:

     7.18 Post-Funding Deliveries.

     Deliver each of the following to the Administrative Agent, in each case in form and substance reasonably acceptable to the Administrative Agent:

(a) Transaction Deliveries. Immediately following consummation of the Transaction, deliver:

(i) each item required to be delivered pursuant to Sections 7.12(b), 7.13(b) (other than items referenced in clause (iii) thereof, which are subject to subsection (b) below) and 7.14(b);

(ii) with respect to Satron, Q-One and each of their Subsidiaries (other than Quip Technology), duly executed notices of grant of security interest as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the intellectual property of such Credit Parties; and

(iii) with respect to the Glasgow Mortgage and each Foreign Security Agreement executed by any of Satron, Q-One or any of their Subsidiaries, a Form 410 duly completed and executed in respect thereof;

(iv) with respect to the Glasgow Mortgage, the Land Certificate relating thereto, the Charge Certificate in favor of Bank of Scotland relative to Q-One’s interest therein, a duly executed Discharge of the Standard Security comprised in such Charge Certificate, a Form 419a in respect of such Discharge, appropriate searches in the Land Register of Scotland evidencing Q-One’s exclusive ownership thereof and showing no Liens (other than Permitted Liens) affecting the same other than such Standard Security, Q-One’s Scottish counsel’s letter of obligation in usual Scottish form in respect of the Land Register and on behalf of Q-One in respect of the Register of Charges and all relevant registration forms and dues to enable the registration of the Glasgow Mortgage as a first charge over the same;

(v) evidence (including certified copies of applicable documents and resolutions) that each of Satron, Q-One and each of their Subsidiaries (other than Quip Technology and Q-One Biotech, Inc.) has complied with Sections 151-158 of the UK Companies Act 1985 and receipt of an auditors’ non-statutory report and a board memorandum in relation to the net asset position of each such Person; and

(vi) evidence that (A) the existing Indebtedness pursuant to that certain overdraft facility provided by the Bank of Scotland to Q-One has been terminated (provided that Q-One may continue to maintain current, deposit, checking and other operating accounts with the Bank of Scotland) and (B) all Liens (other than Permitted Liens) securing obligations in connection with such Indebtedness have been released.

(b) Pledge of Stock of Subsidiaries of the Foreign Borrower. Within thirty days of the Initial Funding Date, deliver:

(i) each of the items referenced in clause (iii) of Section 7.13(b), and all certificates evidencing any certificated Capital Stock pledged to the Administrative Agent or the Security Trustee pursuant to any Foreign Pledge Agreement delivered pursuant thereto, together with duly executed in blank, undated stock powers attached thereto (unless such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the Law of the jurisdiction of incorporation of such Person), provided that it is acknowledged that the Foreign Borrower may, after the Initial Funding Date, request the Lenders to consent to the extension of the thirty-day period for the delivery of items in this subsection (b) so as to permit the adjudication of UK stamp duty on the transfers of shares in Q-One and Satron to be submitted after the final determination of the purchase price for such shares pursuant to the purchase price adjustment provision in the Purchase Agreement;

(ii) with respect to each of Satron, Q-One and each of their Subsidiaries (other than Quip Technology and Q-One Biotech, Inc.), a certified copy of the register of shareholders for such Person (A) evidencing that the Security Trustee has been registered as holder of the issued share capital of such Person as required under Section 7.13 pursuant to the applicable Foreign Pledge Agreement and (B) identifying the registered holders of all of the issued share capital of such Person immediately prior to such registry of the Security Trustee; and

(iii) with respect to the foregoing pledges, evidence of payment of taxes (or exemption therefrom or any provisional adjudication in respect thereof) in respect of such pledged shares, filings and related deliveries reasonably necessary in connection therewith to perfect the security interests therein, and opinions of counsel (provided that, with respect to enforceability of any documents executed by a Foreign Credit Party, such opinions shall be of counsel to the Administrative Agent).

(c) Mortgaged Property Deliveries.

(i) Within ninety days of the Initial Funding Date, deliver a duly executed leasehold Mortgage with respect to the leasehold interest of BioReliance in 9900 Blackwell Road, Rockville, Maryland 20850, together with a standard ALTA (or reasonably equivalent) mortgagee title insurance commitment marked-up (the “Marked Commitment”), reasonably acceptable to the Administrative Agent, insuring the priority of such Mortgage over all other liens on such Property (other than Permitted Liens, including the Leasehold Deed of Trust and Security Agreement in favor of Bank of America securing the obligations of the borrowers under that certain Amended and Restated Replacement Loan Agreement dated as of October 31, 1997 among BioReliance (successor in interest to Microbiological Associates, Inc.), the other borrowers party thereto and Bank of America (successor in interest to NationsBank, N.A., successor in interest to Maryland National Bank) evidencing a term loan in the current outstanding principal amount of approximately $2.2 million), together with copies of recorded documentation relating to any exceptions,

(ii) within thirty days of the date of receipt of the recorded Mortgage, deliver a standard ALTA (or reasonably equivalent) mortgagee policy consistent with the Marked Commitment, and

(iii) not later than delivery of the mortgagee policy pursuant to clause (ii) above, to the extent necessary in connection with the issuance thereof, deliver a copy of a recent ALTA (or reasonably equivalent) survey of such Mortgaged Property by registered engineers or land surveyors.

(d) Evidence of Insurance. Within ninety days of the Initial Funding Date, deliver copies of insurance policies or certificates of insurance of the Foreign Credit Parties and their Subsidiaries evidencing liability, flood hazard and casualty insurance meeting the requirements set forth in the Credit Documents, including naming the Security Trustee as additional interest on behalf of the Lenders.

     1.8 Each of subsections (d) and (j) of Section 8.02 (Investments) is amended and replaced in its entirety to read as follows:

(d) Investments by any Domestic Credit Party in any Foreign Credit Party in an aggregate amount for all such Investments in Foreign Credit Parties not to exceed at any time outstanding the sum of $5,000,000 less the aggregate amount of Dispositions permitted pursuant to Section 8.05(g);

(j) Investments made in or to the Foreign Borrower (directly or indirectly) for the purpose of enabling the Foreign Borrower to make payments of principal and interest owing on

Foreign Term Loan to the extent, but only to the extent, that such amounts are not otherwise available to the Foreign Borrower and a payment default would otherwise result; and

     1.9 Subsection (g) of Section 8.05 (Dispositions) is amended and replaced in its entirety to read as follows:

(g) Dispositions of property by the Domestic Credit Parties to any Foreign Credit Party in an aggregate amount for all such Dispositions to Foreign Credit Parties not to exceed the sum of $5,000,000 less the aggregate amount of Investments permitted pursuant to Section 8.02(d) outstanding at such time; and

     1.10 Subsection (a) of Section 11.01 (Amendments, Etc.) is amended and replaced in its entirety to read as follows:

(a) unless also consented to in writing by each Lender directly affected thereby:

(i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.03 or of any Default or Event of Default is not considered an extension or increase in Commitments of any Lender);

(ii) postpone any date fixed by this Credit Agreement or any other Credit Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Credit Document, or waive any condition precedent set forth in Section 5.03 during the continuance of any Event of Default under Section 9.01(a);

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Credit Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(iv) change Section 2.12 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby;

(v) change any provision of this Section 11.01(a) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

(vi) waive the pledge of any Collateral under Section 7.13(a) and (b) or Section 7.14(a) and (b) or, except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral; or

(vii) waive the joinder of any Subsidiary under Section 7.12(a) and (b), or release either Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors, from its or their obligations under the Credit Documents;

     SECTION 2 Consent. Notwithstanding the provisions of Section 8.13(c) of the Credit Agreement, the Lenders hereby consent to allow the Credit Parties to change the legal name of (a) Q-One Biotech Limited, a Scottish private limited company, to “BioReliance Biotech Limited” and (b) Q-One

Biotech, Inc., a Delaware corporation, to “BioReliance Biotech, Inc.”; in each case not earlier than one Business Day following (i) the consummation of the Transaction, (ii) the joinder of such Person as a Guarantor under the Credit Agreement and (iii) the execution and delivery of the security documents to be entered in connection with such joinder.

     SECTION 3 Conditions Precedent.

     3.1 This Amendment shall be effective immediately upon receipt by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, of each of the following:

(a)	counterparts of this Amendment duly executed by each Credit Party; and

(b)	counterparts of this Amendment duly executed by each Lender.

     SECTION 4 Miscellaneous.

     4.1 Immediately upon the effectiveness of this Amendment, the term “Credit Agreement” (as used in any of the Credit Documents) shall mean the Credit Agreement as amended and modified hereby. Except as amended and modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

     4.2 The Credit Parties hereby affirm that, after giving effect to this Amendment, (a) the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and complete in all material respects as of the date hereof (except those which expressly relate to an earlier period) and (b) no Default or Event of Default exists or is continuing.

     4.3 Each Credit Party hereby represents and warrants that (a) the execution, delivery and performance by such Credit Party of this Amendment has been duly authorized by all necessary corporate or other organizational action; (b) such Credit Party has duly executed and delivered this Amendment; (c) this Amendment constitutes a legal, valid and binding obligation of such Credit Party, enforceable against each such Credit Party in accordance with its terms except as may be limited by applicable Debtor Relief Laws or general principles of equity; (d) this Amendment does not (i) contravene the terms of such Credit Party’s Organization Documents, (ii) conflict with or result in any material breach or contravention of, or the creation of any Lien under (A) any material Contractual Obligation to which such Credit Party is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Credit Party or its property is subject or (iii) violate any Law; and (e) other than those that have already been obtained and are in full force and effect, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person with respect to any material Contractual Obligation is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Credit Party of this Amendment or (ii) admissibility in evidence of this Amendment under Scottish law.

     4.4 Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms such Guarantor’s obligations under the Credit Documents and (c) agrees that this Amendment does not operate to reduce or discharge such Guarantor’s obligations under the Credit Documents.

     4.5 BioReliance agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

     4.6 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this

Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered promptly.

     4.7 THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	BIORELIANCE CORPORATION, a Delaware corporation, as a Borrower and, with respect to the Foreign Obligations, as a Guarantor

By:

Name:
Title:

Before this witness:	BIORELIANCE (GLASGOW) LIMITED, a Scottish private limited company, as a Borrower

By:	By:

Name:	Name:
Title:	Title:
Address:

DOMESTIC GUARANTORS:	BIORELIANCE VIRAL MANUFACTURING, INC., a Delaware corporation

By:

Name:
Title:

BIORELIANCE MANUFACTURING, LLC, a Delaware limited liability company

By:

Name:
Title:

BIORELIANCE TESTING AND DEVELOPMENT, LLC, a Delaware limited liability company

By:

Name:
Title:

BIORELIANCE ACQUISITIONS, INC. , a Delaware corporation

By:

Name:
Title:

FOREIGN GUARANTORS:	BIORELIANCE HOLDING GMBH, a German limited liability company

By:

Name:
Title:

BIORELIANCE MANUFACTURING GMBH, a German limited liability company

By:

Name:
Title:

BIORELIANCE GMBH, a German limited liability company

By:

Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent and as Security Trustee

By:

Name:
Title:

LENDERS:	BANK OF AMERICA, N.A., as a Lender and as L/C Issuer

By:

Name:
Title:

Schedule 1.1

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

BORROWERS: BIORELIANCE CORPORATION, a Delaware corporation, as a Borrower and, with respect to the Foreign Obligations, as a Guarantor

By:

Name:
Title:

Before this witness:	BIORELIANCE (GLASGOW) LIMITED, a Scottish private limited company, as a Borrower

By:	By:

Name:	Name:
Title:	Title:
Address:

DOMESTIC GUARANTORS:	BIORELIANCE VIRAL MANUFACTURING, INC., a Delaware corporation

By:

Name:
Title:

BIORELIANCE MANUFACTURING, LLC, a Delaware limited liability company

By:

Name:
Title:

BIORELIANCE TESTING AND DEVELOPMENT, LLC, a Delaware limited liability company

By:

Name:
Title:

BIORELIANCE ACQUISITIONS, INC. , a Delaware corporation

By:

Name:
Title: